UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2005

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On December 7, 2005, the Committee appointed by the Board of Directors of Fossil, Inc. (the “Company”) to administer the Fossil, Inc. and Affiliates Deferred Compensation Plan (the “Plan”) adopted the First Amended and Restated Fossil, Inc. and Affiliates Deferred Compensation Plan (the “Amended Plan”).  The Amended Plan amends and restates the Plan, originally adopted on December 22, 1998, in order to comply with recent changes to Section 409A of the Internal Revenue Code of 1986, as amended, and to make certain other clarifying changes.  The Amended Plan is a nonqualified, unfunded deferred compensation plan that permits a select group of management or highly compensated employees to defer the receipt of base salary and bonus.

The foregoing description of the Amended Plan is qualified in its entirety by the full text of such document, which is incorporated herein by reference and filed as an exhibit hereto.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

10.1         First Amended and Restated Fossil, Inc. and Affiliates Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 30, 2006

FOSSIL, INC.

By:	/s/ Mike L. Kovar

Name:	Mike L. Kovar

Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amended and Restated Fossil, Inc. and Affiliates Deferred Compensation Plan